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Exhibit 3.1

ARTICLES OF INCORPORATION
OF
MDMI NEWCO, INC.

        The undersigned (who, if a natural person, is eighteen years of age or older), acting as incorporator, hereby adopts the following articles of incorporation pursuant to the laws of Colorado:

ARTICLE I
NAME

        The name of the corporation is MDMI Newco, Inc. (the "Company").

ARTICLE II
OFFICES

        (a)   Registered Office and Agent. The address of the initial registered office of the Company is 1515 Arapahoe Street, Tower One, Suite 1500, Denver, Colorado 80202. The name of its initial registered agent at such address is Steve Neumann. The written consent of the initial registered agent to his appointment as such is set forth below.

        (b)   Principal Office. The address of the initial principal office of the Company is 5000 Independence Street, Arvada, Colorado 80002.

ARTICLE III
PURPOSE AND DURATION

        The nature, objects and purposes of the business to be transacted shall be to engage in all lawful business for which corporations may be incorporated pursuant to the laws of Colorado. The Company shall have perpetual existence.

ARTICLE IV
AUTHORIZED CAPITAL

        The Company is authorized to issue a total of one thousand (1,000) shares of common stock, par value $.01 per share.

ARTICLE VI
PREEMPTIVE RIGHTS

        Except as may be set forth in a voting or shareholders' agreement between the Company and certain shareholders duly authorized and approved by the Board, no shareholder of the Company shall have any preemptive or other right to subscribe for or otherwise acquire any additional unissued shares of capital stock of the Company, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

ARTICLE VI
BOARD OF DIRECTORS

        The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of directors. The number of directors shall be fixed and may be altered from time to time as provided in the bylaws of the Company. The initial Board shall consist of ten (10) or less persons, each of whom shall serve until the first annual meeting of shareholders and until each such director's respective successor is duly elected and qualified, or until such director's earlier resignation or removal.

ARTICLE VII
LIMITATION ON DIRECTOR LIABILITY

        To the fullest extent permitted by the laws of Colorado, as the same exist or may hereafter be amended, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any right or protection of a director of the Company under this Article, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article, prior to such repeal or modification.

ARTICLE VIII
BYLAWS

        The initial bylaws of the Company shall be adopted by the Board. Thereafter, the bylaws may be amended or repealed by the Board, except as otherwise provided in the Act. The shareholders may amend or repeal other provisions of the bylaws even though such provisions may also be amended or repealed by the Board.

ARTICLE IX
INCORPORATOR

        The name and address of the incorporator are:

Linda L. Finley
One Tabor Center
1200 17th Street, Suite 1500
Denver, Colorado 80202

        Dated: May 22, 2000

By:	/s/ LINDA L. FINLEY
Name: Linda L. Finley
Incorporator

CONSENT OF REGISTERED AGENT

        The undersigned hereby consents to the appointment as the initial registered agent of the Company.

/s/ STEVEN D. NEUMANN Steven D. Neumann, Registered Agent

MUST BE TYPED	Mail to: Secretary of State	For office use only
FILING FEE: $25.00	Corporations Section
MUST SUBMIT TWO COPIES	1560 Broadway, Suite 200
Denver, CO 80202
Please include a typed	(303) 894-2251
self-addressed envelope	Fax (303) 894-2242

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is MDMI Newco,  Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 31, 2000                        ,

                                     as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

        The name of the corporation is changed to Medical Device Manufacturing, Inc., d/b/a Rivo Technologies

☐
No shares have been issued or Directors Elected—Action by Incorporators

☐
No shares have been issued but Directors Elected—Action by Directors

☒
Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

☐
Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing the corporate name, the new name of the corporation is Medical Device Manufacturing, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:

(Not to exceed ninety (90) days from the date of filing)

/s/ STEVEN D. NEUMANN Signature Steven D. Neumann Title Vice President & Assistant Secretary

	Mail to: Secretary of State	For office use only
Corporations Section
Please include a typed	1560 Broadway, Suite 200
self-addressed envelope	Denver, CO 80202
(303) 894-2251
MUST BE TYPED	Fax (303) 894-2242
FILING FEE: $10.00 MUST SUBMIT TWO COPIES

CERTIFICATE OF
ASSUMED OR TRADE NAME

Medical Device Manufacturing,  Inc.                                                             , a corporation, limited partnership or limited liability company under the laws of Colorado being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1.
The location of its principal office is: 5000 Independence Street, Arvada, CO 80002

2.
The name, other than its own, under which the business is carried on is: Rivo Technologies

3.
A brief description of the kind of business transacted under such assumed or trade name is:

        All lawful business for which corporations may be incorporated pursuant to the laws of Colorado.

Limited Partnership or Limited Liability Companies complete this section.	Corporations complete this section

Medical Device Manufacturing, Inc.
Name of Entity	Name of Corporation
By	By	/s/ SEVEN D. NEUMANN
Signature	Title, General Partner, or Manager	Signature	Steven D. Neumann, Vice President & Assistant Secretary

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH
Form 150 Revised July 1, 2002
Filing fee: $5.00
Deliver 3* copies to: Colorado Secretary of State.
Business Division, 1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to Title 7, Colorado Revised Statutes (C.R.S.), the individual named below causes the following statement to be delivered to the Colorado Secretary of State for filing:

1. The name of the entity is: Medical Device Manufacturing, Inc.
(must be exactly as shown on the records of the Secretary of State)

organized under the laws of Colorado                                 (state or country of origin)

2. If above entity is foreign, the assumed entity name, if any, currently using in Colorado:

3. The street address of its current registered office (according to the existing records of the Secretary of State) is: 1515 Arapahoe Street, Suite 1500 Tower One, Denver, CO 80202

4. If the registered office address is to be changed, the street address of the new registered office is: 1675 Broadway Suite 1200 Denver, CO 80202
(must be a street or other physical address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:

5. The name of its current registered agent (according to the existing records of the Secretary of State) is:
Steve Neumann

6. If the registered agent is to be changed, the name of the new registered agent is:
The Corporation Company

7. If the registered agent is changing the street address of the registered agent's business address, notice of the change has been given to the above named entity.

8. The street addresses of its registered office and of the business office of its registered agent, as changed, will be identical.

9. (Optional) Address of its principal place of business is: 5000 Independence Road, Arvada CO 80002                     and if changed, the new address of its principal place of business is: 200 W. 7th Avenue, Collegeville, PA 19426

10. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Trina Zimmerman, Hogan & Hartson 1200 17th Street, Suite 1500 Denver, CO 80202

*NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal office of the entity.

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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  Exhibit 3.1
ARTICLES OF INCORPORATION OF MDMI NEWCO, INC.
ARTICLE I NAME
ARTICLE II OFFICES
ARTICLE III PURPOSE AND DURATION
ARTICLE IV AUTHORIZED CAPITAL
ARTICLE VI PREEMPTIVE RIGHTS
ARTICLE VI BOARD OF DIRECTORS
ARTICLE VII LIMITATION ON DIRECTOR LIABILITY
ARTICLE VIII BYLAWS
ARTICLE IX INCORPORATOR
CONSENT OF REGISTERED AGENT
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
CERTIFICATE OF ASSUMED OR TRADE NAME